SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 6, 2002


                                PNW Capital, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                        000-30651             84-1413868
   --------------                  -----------         --------------
   (State or Other Jurisdiction   (Commission            (IRS Employer
   of Incorporation)              File Number)           Identification Number)

12925 West Arlington Place, Littleton, Colorado 80217
                  ---------------------------------------------
                 (Address of Principal Executive Offices) (Zip Code)


                                 (303) 412-2469
                             --------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
                       ----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

               Bateman & Co., Inc., P.C., formerly auditors for the Company, was dismissed as auditor. On February 18, 2001 Michael Johnson & Co.,LLC were engaged as auditors for Company on February 18, 2001.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the two most recent fiscal year and through the date of termination of the accountants, no disagree-ments exist with any former accountant on any matter of account-ing principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the sub-ject of the disagreement(s).

               The audit report by Bateman & Co., Inc., P.C. for the two years ended December, 31, 2000 and 1999, contained an opinion which
               included a paragraph discussing   uncertainties  related  to
               continuation of the Registrant as a going concern. Otherwise, the audit report by Bateman & Co., Inc., P.C. for the two years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENT AND EXHIBITS

(a)     Exhibits

         23.1
         23.2
         16.1


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PNW CAPITAL, INC.
                           (The Registrant)

Date: March 6, 2002

                                    /s/ Dan Silva
                                    ----------------------------------------
                                    Dan Silva, President